V E R I S    R E S I D  E  N  T  I  A  L,    I N C.
NEWS RELEASE
For Immediate Release
Veris Residential, Inc.
Reports Third Quarter 2023 Results
Jersey City, New Jersey – (October 25, 2023) – Veris Residential, Inc. (NYSE: VRE) (the “Company”) today reported results for the third quarter 2023.
OPERATIONAL HIGHLIGHTS FOR THIRD QUARTER 2023
–Net loss available to common shareholders was $(0.60) per share.
–Core Funds from Operations (“Core FFO”) per share of $0.12.
–7,681-unit multifamily portfolio and Same Store 6,691-unit multifamily portfolio were 95.3% and 95.5% occupied, respectively.
–Same Store multifamily Blended Net Rental Growth Rate of 9.3% for the quarter.
–Same Store Net Operating Income ("NOI") increased by 17.1%, compared to the same quarter last year.

–$135 million of non-strategic sales closed since June 30. Approximately $71 million of non-strategic assets remain under binding contract for sale.

–$115 million Term Loan and $52 million Revolving Credit Facility ("Revolver") have been fully repaid, using proceeds from non-strategic sales, cash flow from operations, and proceeds from refinancing of Haus25.

–Refinanced two mortgages, including Haus25 that was refinanced well ahead of its December 2024 maturity at an interest rate of 5.46%, realizing a 124 basis point coupon saving relative to the prior construction loan while improving the term and distribution of our overall debt maturity profile.

–Named 2023 Global and Regional Sector Leader by GRESB, having earned two consecutive 5 Star ESG ratings (the highest rating available) for distinguished ESG leadership and performance.

Mahbod Nia, Chief Executive Officer, commented: "The third quarter marked another period of positive results, a testament to our Class A multifamily portfolio, leading operational platform and continued execution of non-core asset sales. Our recent transaction closings, despite a deteriorating transaction market backdrop, provided us with valuable liquidity and the ability to repay our transitional loan facilities in just three months. Additionally, on the operational front, we continued to outperform, reporting Same Store NOI growth of [over] 17%, while rents across the multifamily sector saw widespread softening. We enter the next chapter of Veris Residential’s evolution from a position of strength, as we seek to continue creating value for our shareholders."

FINANCIAL HIGHLIGHTS
Net loss available to common shareholders for the quarter ended September 30, 2023, was $(0.60) per share, compared to $(1.10) per share, for the quarter ended September 30, 2022.

For the third quarter 2023, Core FFO was $11.6 million, or $0.12 per share, compared to $15.1 million, or $0.15 per share, for the quarter ended September 30, 2022.
For more information and a reconciliation of FFO, Core FFO, Core AFFO, Adjusted EBITDA and NOI to net income (loss) attributable to common shareholders, please refer to the following pages and the Company’s Supplemental Operating and Financial Data package for the third quarter of 2023. Please note all presented per share amounts are on a fully diluted basis.

The following table presents percentage changes in Same Store Residential rental revenue, operating expenses and NOI for the three months ended September 30, 2023, compared to the three months ended September 30, 2022, and the prior quarter.

	Three Months Ended September 30,			Sequential
	2023	2022	%	Q3 2023	Q2 2023%
Total Property Revenue	$61,498	$55,631	10.5%	$61,498	$60,336	1.9%
Controllable Expenses	11,587	10,889	6.4%	11,587	10,767	7.6%
Non-Controllable Expenses	10,473	11,077	(5.5)%	10,473	8,300	26.2%
Total Property Expenses	22,060	21,966	0.4%	22,060	19,067	15.7%
Same Store NOI	$39,438	$33,665	17.1%	$39,438	$41,269	(4.4)%

MULTIFAMILY PORTFOLIO HIGHLIGHTS

	September 30, 2023	June 30, 2023
Operating Units	7,681	7,681
% Physical Occupancy	95.3%	95.6%
Same Store Units	6,691	6,691
Same Store Occupancy	95.5%	95.7%
Same Store Blended Rental Growth Rate	9.3%	11.7%
Same Store Blended Rental Growth Rate (YTD)	10.5%	11.2%
Average Rent per Home	$3,809	$3,734

TRANSACTION ACTIVITY

The Company has closed on $660 million of non-strategic sales in 2023 thus far:

Quarter	Gross Price (000s)
Q1	$105,000
Q2	$420,000
Q3	$46,000
Q4	$89,000

In September, the Company closed on the sale of Harborside 6 for $46 million, releasing approximately $40 million of net proceeds.

Subsequent to quarter end, the Company closed on the sales of Harborside 4, 3 Campus and 23 Main for a combined gross price of $89 million releasing approximately $82 million in net proceeds.

Currently, the Company has approximately $71 million of non-strategic assets under binding contract.

BALANCE SHEET/CAPITAL MARKETS
As previously communicated, in July the Company purchased and redeemed the preferred units and certain other ownership interests from Rockpoint and its affiliates in Veris Residential Trust for $520 million. Concurrently, the Company entered into a transitional $60 million Revolver and a $115 million Term Loan agreement, both of which have been fully repaid with proceeds from non-strategic sales, cash flow from operations and proceeds released from the refinancing of Haus25.

The Company refinanced two mortgages during the quarter. The loan on Portside 1 was refinanced with a three-year $56.5 million floating-rate loan at an interest margin of 1.95% over SOFR and a cap at a strike rate of 3.5%. The construction loan on Haus25 was refinanced with a five-year $343 million fixed-rate loan at an interest rate of 5.46%.

As of October 24, available liquidity is approximately $90 million, taking into account accessible cash on hand and the capacity of the Revolver. Virtually all (99.5%) of the Company`s debt is hedged or fixed. The Company`s total debt has a weighted average rate of 4.5% and weighted average maturity of four years.

DIVIDEND POLICY

As previously announced, the Company`s Board of Directors declared a quarterly dividend on its common stock for the third quarter 2023 in the amount of $0.05 per share. The dividend was paid on October 10th. Beginning with the dividend for the fourth quarter of 2023, the Company`s Board of Directors will seek to evaluate and declare the quarterly dividends in the last month of such quarter, to be paid in the beginning of the following quarter. The timing and amount of future dividends is subject to approval by the Board of Directors taking into consideration multiple factors including but not limited to the Company`s AFFO and actual cash flows from operations, its estimate of taxable income and related distribution requirements as well as any capital requirements.

OPERATIONAL GUIDANCE

In recognition of the continued operational outperformance realized year- to-date, the Company is raising its guidance for 2023 in accordance with the following table.

Operational Guidance	Low		High
Same Store Revenue Growth	9%	-	10%
Same Store Expense Growth	2%	-	3%
Same Store NOI Growth	14%	-	15%

CONFERENCE CALL/SUPPLEMENTAL INFORMATION
An earnings conference call with management is scheduled for October 26, 2023, at 8:30 a.m. Eastern Time, and will be broadcast live via the Internet at: http://investors.verisresidential.com/corporate-overview.

The live conference call is also accessible by dialing (877) 451-6152 (domestic) or (201) 389-0879 (international) and requesting the Veris Residential third quarter 2023 earnings conference call.

The conference call will be rebroadcast on Veris Residential, Inc.’s website at:
http://investors.verisresidential.com/corporate-overview beginning at 8:30 a.m. Eastern Time on October 26, 2023.

A replay of the call will also be accessible October 26, 2023 through November 26, 2023 by calling (844) 512-2921 (domestic) or (412) 317-6671 (international) and using the passcode, 13739321.
Copies of Veris Residential, Inc.’s third quarter 2023 Form 10-Q and third quarter 2023 Supplemental Operating and Financial Data are available on Veris Residential, Inc.’s website, as follows:

Third Quarter 2023 Form 10-Q:
http://investors.verisresidential.com/sec-filings
Third Quarter 2023 Supplemental Operating and Financial Data:
https://investors.verisresidential.com/financial-information
In addition, once filed, these items will be available upon request from:
Veris Residential, Inc. Investor Relations Department
Harborside 3, 210 Hudson St., Ste. 400, Jersey City, New Jersey 07311

NON-GAAP FINANCIAL MEASURES
Included in this press release are Funds from Operations, or FFO, Core Funds from Operations, or Core FFO, net operating income, or NOI and Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization, or Adjusted EBITDA, each a “non-GAAP financial measure,” measuring Veris Residential, Inc.’s historical or future financial performance that is different from measures calculated and presented in accordance with generally accepted accounting principles (“U.S. GAAP”), within the meaning of the applicable Securities and Exchange Commission rules. Veris Residential, Inc. believes these metrics can be a useful measure of its performance which is further defined below.
For reconciliation of FFO and Core FFO to Net Income (Loss), please refer to the following pages. For reconciliation of NOI, and Adjusted EBITDA to Net Income (Loss), please refer to the Company’s disclosure in the Quarterly Financial and Operating Data package for the third quarter 2023.
FFO
FFO is defined as net income (loss) before noncontrolling interests in Operating Partnership, computed in accordance with U.S. GAAP, excluding gains or losses from depreciable rental property transactions (including both acquisitions and dispositions), and impairments related to depreciable rental property, plus real estate-related depreciation and amortization. The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that as FFO per share excludes the effect of depreciation, gains (or losses) from property transactions and impairments related to depreciable rental property (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs.
FFO per share should not be considered as an alternative to net income available to common shareholders per share as an indication of the Company’s performance or to cash flows as a measure of liquidity. FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition. However, the Company’s FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“Nareit”). A reconciliation of net income per share to FFO per share is included in the financial tables accompanying this press release.
Core FFO and Adjusted FFO ("AFFO")
Core FFO is defined as FFO, as adjusted for certain items to facilitate comparative measurement of the Company's performance over time. Adjusted FFO ("AFFO") is defined as Core FFO less (i) recurring tenant improvements, leasing commissions, and capital expenditures, (ii) straight-line rents and amortization of acquired above/below market leases, net, and (iii) other non-cash income, plus (iv) other non-cash charges. Core FFO and Adjusted AFFO are presented solely as supplemental disclosure that the Company's management believes provides useful information to investors and analysts of its results, after adjusting for certain items to facilitate comparability of its performance from period to period. Core FFO and Adjusted FFO are non-GAAP financial measures that are not intended to represent cash flow and are not indicative of cash flows provided by operating activities as determined in accordance with GAAP. As there is not a generally accepted definition established for Core FFO and Adjusted FFO, the Company's measures of Core FFO may not be comparable to the Core FFO and Adjusted FFO reported by other REITs. A reconciliation of net income per share to Core FFO and Adjusted FFO in dollars and per share are included in the financial tables accompanying this press release.
NOI and Same Store NOI
NOI represents total revenues less total operating expenses, as reconciled to net income above. The Company considers NOI to be a meaningful non-GAAP financial measure for making decisions and assessing unlevered performance of its property types and markets, as it relates to total return on assets, as opposed to levered return on equity. As properties are considered for sale and acquisition based on NOI estimates and projections, the Company utilizes this measure to make investment decisions, as well as compare the performance of its assets to those of its peers. NOI should not be considered a substitute for net income, and the Company’s use of NOI may not be comparable to similarly titled measures used by other companies. The Company calculates NOI before any allocations to noncontrolling interests, as those interests do not affect the overall performance of the individual assets being measured and assessed.
Same Store NOI is presented for the same store portfolio, which comprises all properties that were owned by the Company throughout both of the reporting periods.
Blended Net Rental Growth Rate
Weighted average of the net effective change in rent (inclusive of concessions) for a lease with a new resident or for a renewed lease compared to the rent for the prior lease of the identical apartment unit.

ABOUT THE COMPANY
Veris Residential, Inc. is a forward-thinking, environmentally- and socially-conscious real estate investment trust (REIT) that primarily owns, operates, acquires, and develops holistically-inspired, Class A multifamily properties that meet the sustainability-conscious lifestyle needs of today's residents while seeking to positively impact the communities it serves and the planet at large. The company is guided by an experienced management team and Board of Directors and is underpinned by leading corporate governance principles, a best-in-class and sustainable approach to operations, and an inclusive culture based on equality and meritocratic empowerment.
For additional information on Veris Residential, Inc. and our properties available for lease, please visit http:// www.verisresidential.com/.
The information in this press release must be read in conjunction with, and is modified in its entirety by, the Quarterly Report on Form 10-Q (the “10-Q”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”). In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, the footnotes thereto and the limitations set forth therein. Investors may not rely on the press release without reference to the 10-Q and the Public Filings.
We consider portions of this information, including the documents incorporated by reference, to be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of such act. Such forward-looking statements relate to, without limitation, our future economic performance, plans and objectives for future operations and projections of revenue and other financial items. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “projected,” “should,” “expect,” “anticipate,” “estimate,” “target,” “continue” or comparable terminology. Forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that such expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading "Disclosure Regarding Forward-Looking Statements" and "Risk Factors" in the Company's Annual Report on Form 10-K, as may be supplemented or amended by the Company's Quarterly Reports on Form 10-Q, which are incorporated herein by reference. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise, except as required under applicable law.

Investors
Anna Malhari
Chief Operating Officer
investors@verisresidential.com
Media
Amanda Shpiner/Grace Cartwright
Gasthalter & Co.
212-257-4170
veris-residential@gasthalter.com

Veris Residential, Inc.
Consolidated Statements of Operations
(In thousands, except per share amounts) (unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
REVENUES	2023	2022	2023	2022
Revenue from leases	$64,214	$54,764	$185,961	$146,020
Real estate services	1,230	886	2,785	2,693
Parking income	4,674	4,083	13,574	11,659
Other income	1,364	3,402	4,623	5,892
Total revenues	71,482	63,135	206,943	166,264

EXPENSES
Real estate taxes	10,909	10,463	29,733	26,664
Utilities	2,746	2,483	7,629	6,730
Operating services	15,349	13,468	41,557	39,354
Real estate services expenses	3,533	2,752	9,864	8,035
General and administrative	14,620	12,818	34,487	43,793
Transaction related costs	2,704	3	7,051	1,348
Depreciation and amortization	23,212	22,359	70,543	61,815
Land and other impairments, net	—	2,535	3,396	9,367
Total expenses	73,073	66,881	204,260	197,106

OTHER (EXPENSE) INCOME
Interest expense	(23,715)	(18,819)	(67,422)	(45,167)
Interest cost of mandatorily redeemable noncontrolling interests	(36,392)	—	(49,782)	—
Interest and other investment income	1,240	280	5,283	627
Equity in earnings (losses) of unconsolidated joint venture	210	(304)	2,843	1,847
(Loss) gain on disposition of developable land	—	—	(23)	57,747
Loss from extinguishment of debt, net	(1,046)	—	(3,702)	(129)
Other (expense) income, net	(57)	—	2,794	—
Total other (expense) income, net	(59,760)	(18,843)	(110,009)	14,925
Loss from continuing operations before income tax expense	(61,351)	(22,589)	(107,326)	(15,917)
Provision for income taxes	(293)	—	(293)	—
Loss from continuing operations after income tax expense	(61,644)	(22,589)	(107,619)	(15,917)
Discontinued operations:
Income (loss) from discontinued operations	971	(78,213)	3,290	(52,158)
Realized gains (losses) and unrealized gains (losses) on disposition of rental property and impairments, net	423	(5,100)	(2,286)	(7,704)
Total discontinued operations, net	1,394	(83,313)	1,004	(59,862)
Net loss	(60,250)	(105,902)	(106,615)	(75,779)
Noncontrolling interests in consolidated joint ventures	592	726	1,815	2,484
Noncontrolling interests in Operating Partnership from continuing operations	5,322	2,613	10,016	2,929
Noncontrolling interests in Operating Partnership in discontinued operations	(121)	7,710	(97)	5,597
Redeemable noncontrolling interests	(350)	(6,365)	(7,333)	(19,168)
Net loss available to common shareholders	$(54,807)	$(101,218)	$(102,214)	$(83,937)

Basic earnings per common share:
Loss from continuing operations	$(0.61)	$(0.27)	$(1.17)	$(0.38)
Discontinued operations	$0.01	$(0.83)	$0.01	$(0.60)
Net loss available to common shareholders	$(0.60)	$(1.10)	$(1.16)	$(0.98)

Diluted earnings per common share:
Loss from continuing operations	$(0.61)	$(0.27)	$(1.17)	$(0.38)
Discontinued operations	$0.01	$(0.83)	0.01	$(0.60)
Net loss available to common shareholders	$(0.60)	$(1.10)	$(1.16)	$(0.98)

Basic weighted average shares outstanding	92,177	91,087	91,762	91,022

Diluted weighted average shares outstanding	100,925	100,378	100,770	100,215

Veris Residential, Inc.
Statements of Funds from Operations and Core FFO
(in thousands, except per share/unit amounts) (unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
	2023	2022	2023	2022
Net loss available to common shareholders	$(54,807)	$(101,218)	$(102,214)	$(83,937)
Add/(Deduct): Noncontrolling interests in Operating Partnership	(5,322)	(2,613)	(10,016)	(2,929)
Noncontrolling interests in discontinued operations	121	(7,710)	97	(5,597)
Property impairments on discontinued operations	—	84,509	—	84,509
Real estate-related depreciation and amortization on continuing operations (a)	25,568	24,802	77,622	69,154
Real estate-related depreciation and amortization on discontinued operations	104	6,550	5,335	21,334
Discontinued operations: Realized and unrealized losses (gains) on disposition of rental property	(423)	5,100	2,286	7,704
Funds from operations (b)	$(34,759)	$9,420	$(26,890)	$90,238

Add (Deduct):
Loss from early extinguishment of debt, net	1,046	—	3,714	6,418
Land and other impairments	—	2,535	3,396	9,367
Loss (gain) on disposition of developable land	—	—	23	(57,747)
Rebranding and Severance/Compensation related costs (G&A)	5,904	3,377	7,869	12,244
Severance/Compensation related costs (Real Estate Services and Operating Expenses)	937	—	937	—
Rockpoint buyout premium	34,775	—	34,775	—
Redemption value adjustment to mandatorily redeemable noncontrolling interests	—	—	7,641	—
Lease breakage fee, net	—	—	—	(22,664)
Amortization of derivative premium	999	(211)	3,751	(213)
Transaction related costs	2,704	3	7,051	1,348
Core FFO	$11,606	$15,124	$42,267	$38,991

Diluted weighted average shares/units outstanding (c)	100,925	100,378	100,770	100,215

Funds from operations per share/unit-diluted	$(0.34)	$0.09	$(0.27)	$0.90

Core funds from operations per share/unit-diluted	$0.12	$0.15	$0.42	$0.39

Dividends declared per common share	$0.05	$—	$0.05	$—

Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$(2,247)	$(5,752)	$(6,678)	$(11,244)
Tenant improvements & leasing commissions (d)	(13)	(2,936)	(560)	(9,197)
Tenant improvements & leasing commissions on space vacant for more than a year	(112)	(3,379)	(546)	(19,277)
Straight-line rent adjustments (e)	781	(2,660)	421	3,967
Amortization of (above)/below market lease intangibles, net	—	(18)	(79)	(124)
Amortization of stock compensation	3,234	2,872	9,725	8,490
Amortization of lease inducements	37	37	52	112
Non real estate depreciation and amortization	228	283	813	933
Amortization of deferred financing costs	1,353	1,244	3,185	3,601

(a)	Includes the Company’s share from unconsolidated joint ventures, and adjustments for noncontrolling interest of $2,584 and $2,575 for the three months ended September 30, 2023 and 2022, respectively and $7,739 and $7,818 for the nine months ended September 30, 2023 and 2022, respectively. Excludes non-real estate-related depreciation and amortization of $228 and $283 for the three months ended September 30, 2023 and 2022, respectively, and $812 and $933 for the nine months ended September 30, 2023 and 2022, respectively.
(b)	Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (Nareit). See "Information About FFO" in this release.
(c)	Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares 8,471 and 8,615 shares for the three months ended September 30, 2023 and 2022, respectively, and 8,753 and 8,633 for the nine months ended September 30, 2023 and 2022, respectively, plus dilutive Common Stock Equivalents (i.e. stock options).
(d)	Excludes expenditures for tenant spaces that have not been owned for at least a year.
(e)	Includes free rent of $491 and $5,942 for the three months ended September 30, 2023 and 2022, respectively and $4,358 and $10,060 for the nine months ended September 30, 2023 and 2022, respectively. Also includes the Company's share from unconsolidated joint ventures of $(40) and $(193) for the three months ended September 30, 2023 and 2022, respectively and $27 and $(817) for the nine months ended September 30, 2023 and 2022, respectively.

Veris Residential, Inc.
Statements of Funds from Operations (FFO) and Core FFO per Diluted Share
(in thousands, except per share/unit amounts) (unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
	2023	2022	2023	2022
Net loss available to common shareholders	$(0.54)	$(1.01)	$(1.01)	$(0.84)
Add/(Deduct): Noncontrolling interests in Operating Partnership	(0.05)	(0.03)	(0.10)	(0.03)
Noncontrolling interests in discontinued operations	—	(0.08)	—	(0.06)
Real estate-related depreciation and amortization on continuing operations (a)	0.25	0.25	0.77	0.69
Real estate-related depreciation and amortization on discontinued operations	—	0.07	0.05	0.21
Property impairments on discontinued operations	—	0.84	—	0.84
Discontinued operations: Realized and unrealized losses on disposition of rental property	—	0.05	0.02	0.08
Funds from operations (b)	$(0.34)	$0.09	$(0.27)	$0.89

Add (Deduct):
Loss from early extinguishment of debt, net	0.01	—	0.04	0.06
Land and other impairments	—	0.03	0.03	0.09
(Gain) on disposition of developable land	—	—	—	(0.58)
Rebranding and Severance/Compensation related costs (G&A)	0.06	0.03	0.08	0.12
Severance/Compensation related costs (Real Estate Services and Operating Expenses)	0.01	—	0.01	—
Rockpoint buyout premium	0.34	—	0.35	—
Redemption value adjustment to mandatorily redeemable noncontrolling interests	—	—	0.08	—
Lease breakage fee, net	—	—	—	(0.23)
Amortization of derivative premium	0.01	—	0.04	—
Transaction related costs	0.03	—	0.07	0.01
Core FFO	$0.12	$0.15	$0.43	$0.36

Diluted weighted average shares/units outstanding (c)	100,925	100,378	100,770	100,215

(a)	Includes the Company’s share from unconsolidated joint ventures, and adjustments for noncontrolling interest of $(0.03) and $(0.03) for the three months ended September 30, 2023 and 2022, respectively, and ($0.08) and ($0.08) for the nine months ended September 30, 2023 and 2022, respectively.
(b)	Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (Nareit). See "Information About FFO" in this release.
(c)	Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares 8,471 and 8,615 shares for the three months ended September 30, 2023 and 2022, respectively, and 8,753 and 8,633 for the nine months ended September 30, 2023 and 2022, respectively, plus dilutive Common Stock Equivalents (i.e. stock options).

Veris Residential, Inc.
Consolidated Balance Sheets
(in thousands, except per share amounts) (unaudited)

ASSETS	September 30, 2023	December 31, 2022
Rental property
Land and leasehold interests	$476,207	$492,204
Buildings and improvements	2,841,573	3,332,315
Tenant improvements	40,846	122,509
Furniture, fixtures and equipment	101,793	99,094
	3,460,419	4,046,122
Less – accumulated depreciation and amortization	(460,664)	(631,910)
	2,999,755	3,414,212
Real estate held for sale, net	99,183	193,933
Net investment in rental property	3,098,938	3,608,145
Cash and cash equivalents	17,274	26,782
Restricted cash	23,603	20,867
Investments in unconsolidated joint ventures	119,830	126,158
Unbilled rents receivable, net	5,626	39,734
Deferred charges and other assets, net	60,764	96,162
Accounts receivable	3,855	2,920
Total Assets	$3,329,890	$3,920,768

LIABILITIES & EQUITY
Revolving credit facility and term loans	$59,067	$—
Mortgages, loans payable and other obligations, net	1,853,799	1,903,977
Dividends and distributions payable	5,221	110
Accounts payable, accrued expenses and other liabilities	57,737	72,041
Rents received in advance and security deposits	15,916	22,941
Accrued interest payable	6,845	7,131
Total Liabilities	$1,998,585	$2,006,200

Redeemable noncontrolling interests	40,231	515,231

Equity:
Veris Residential, Inc. stockholders’ equity:
Common stock, par value, shares authorized, and shares outstanding	920	911
Additional paid-in capital	2,551,137	2,532,182
Dividends in excess of net earnings	(1,408,313)	(1,301,385)
Accumulated other comprehensive income	3,866	3,977
Total Veris Residential, Inc. Stockholders’ Equity	$1,147,610	$1,235,685

Noncontrolling interests in subsidiaries:
Operating Partnership	108,214	126,109
Consolidated joint ventures	35,250	37,543
Total Noncontrolling Interests in Subsidiaries	143,464	163,652
Total Equity	1,291,074	1,399,337
Total Liabilities and Equity	$3,329,890	$3,920,768